Exhibit 10.21

FORMATION AGREEMENT

FORMATION AGREEMENT, dated as of August 22, 2006 (the “Effective Date”), by and among Valeritas LLC, a Delaware limited liability company (the “Company”), BTI Tech, Inc., a Delaware corporation (“BTI”) and BioValve Technologies, Inc., a Delaware corporation (“BioValve”) (this “Agreement”).

RECITALS

WHEREAS, the Company, BioValve and BTI are contemporaneously with the execution of this Agreement entering into a Limited Liability Company Agreement governing the Company (the “LLC Agreement”);

WHEREAS, the Company, BioValve and BTI are entering into this Agreement to effect the transfer and contribution by BioValve and BTI to the Company of the Contributed Assets and the Assumed Liabilities described herein; and

WHEREAS, in exchange for the Contributed Assets, the Company is concurrently issuing to BioValve and BTI Membership Interests in the Company as set forth on Exhibit A hereto.

WHEREAS, following the execution of this Agreement, (i) BioValve intends to enter into the Securities Purchase Agreement (the “Securities Purchase Agreement”), among BioValve, the Company and the other parties thereto, (ii) the Company intends to enter into the Senior Secured Convertible Exchangeable Notes (the “Notes”) in favor of the Holders (as defined in the Notes), (iii) BioValve intends to enter into the Guaranty (the “Guaranty”) in favor of the Payee (as defined in the Guaranty), (iv) the Company intends to enter into the Warrant Agreement (the “Warrant”) among the Company and the Holders (as defined in the Warrant) and (v) the Company intends to enter into the Security Agreement (the “Security Agreement” and together with the Securities Purchase Agreement, the Note, the Guaranty and the Warrant, the “Bridge Loan Agreements”) among the Company and the Investor (as defined in the Security Agreement).

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.1 Capitalized terms used in this Agreement shall have the following meanings (terms defined in the singular or the plural include the plural or the singular, as the case may be):

“Agreement” has the meaning ascribed to it in the caption.

“Affiliate” means, with respect to any Person, a Person who is an “affiliate” of such first Person within the meaning of Rule 405 under the Securities Act.

“Apportioned Obligations” means all real property taxes, personal property taxes and similar ad valorem obligations levied with respect to the Contributed Assets for a taxable period that includes (but does not end on) the Effective Date.

“Assumed Accounts Payable” has the meaning ascribed to it in Section 2.4.

“Assumed Liabilities” has the meaning ascribed to it in Section 2.4.

“Benefit Plan” means any plan, program, or arrangement maintained by BioValve or any of its Affiliates or under which either Bio Valve or any of its Affiliates has or may have any obligation to contribute, with respect to any of BioValve’s employees, whether such plan, program or arrangement is formal or informal, written or unwritten, and whether or not such plan, program, or arrangement is an “employee benefit plan” subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

“BioValve” has the meaning ascribed to it in the caption.

“BioValve Insurance Policies” means the policies insuring the Contributed Assets.

“BTI” has the meaning ascribed to it in the caption.

“Bridge Loan Agreements” has the meaning ascribed to it in the recitals.

“Business Day” means any day other than a Saturday or Sunday or a day on which banking institutions located in New York City are permitted or required by law, executive order or decree of a Governmental Entity to remain closed.

“Company” has the meaning ascribed to it in the caption.

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability of that Person with respect to any Indebtedness, lease, dividend, guaranty, letter of credit or other obligation, contractual or otherwise (the “primary obligation”) of another Person (the “primary obligor”), whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefor, (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss or failure or inability to perform in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the reasonably anticipated liability in respect thereof.

“Contract” means any loan or credit agreement, bond, debenture, note, mortgage, indenture, guarantee, lease or other contract, commitment, agreement, instrument, obligation, undertaking, license, permit, concession, franchise or legally binding arrangement or understanding, whether written or oral.

“Contributed Assets” has the meaning ascribed to it in Section 2.2.

“Contributed Inventory” has the meaning ascribed to it in Section 2.2(b).

“Control” or “Controlled” means, when used with respect to any intellectual property right or other intangible property, and only in such case, the possession or right of use (whether by license or ownership, or by control over a subsidiary having possession or right of use by license or ownership) by a Person of the ability to grant to the other Person access, right of use or a license or sublicense as provided herein without violating the terms of any written contract with any third party.

“Device Assets” means all of BioValve’s assets relating to BioValve’s drug delivery/medical device initiative; provided that following the contribution contemplated in Section 2.1, Device Assets shall include the assets and liabilities transferred to BTI pursuant to such contribution.

“Disclosure Schedule” means the disclosure schedule prepared by BioValve and BTI and delivered on the date hereof.

“Effective Date” has the meaning ascribed to it in the caption.

“Excluded Liabilities” has the meaning ascribed to it in Section 2.5.

“Governmental Entity” means any nation, state, province, county, city or political subdivision and any official, agency, arbitrator, authority, court, department, commission, board, bureau, instrumentality or other governmental entity of any thereof, whether domestic or foreign.

“Indebtedness” of any Person means, without duplication, (i) all indebtedness of such Person for borrowed money, with respect to deposits or advances of any kind or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices and not more than 90 days past due), (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such Person upon which interest charges are customarily paid, (iv) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (v) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (vi) all guarantees by such Person of Indebtedness of others, (vii) all capital lease obligations of such Person, (viii) all obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements, caps or collar agreements or other interest or exchange rate hedging arrangements either generally or under specific contingencies, (ix) all obligations of such Person as an account party in respect of letters of credit and banker’s acceptances, (x) all obligations of such Person consisting of overdrafts (e.g., cash float reflected as a negative on the cash line), (xi) all obligations of such Person pursuant to any deferred compensation agreements and (xii) any Contingent Obligation of such Person.

“Insured Loss” has the meaning ascribed to it in Section 4.3.

“Intellectual Property Rights” means (i) all intellectual property rights as listed in Section 1.1 of the Disclosure Schedule, together with (ii) any other type of rights in Intellectual Property that are owned or Controlled by BioValve or BTI to the extent related to the Device Assets.

“Intellectual Property” means any or all of the following and all rights in, arising out of, or associated therewith (in each case in any domestic or foreign jurisdiction): (i) patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions, discoveries and ideas (whether patentable or not); (iii) trade secrets, proprietary information, know how, confidential information, technology and technical data, and all documentation relating to any of the foregoing and rights to limit the use of disclosure thereof by any person; (iv) all copyrights, copyright registrations and applications therefor and all other rights corresponding thereto; (v) writings and other works, whether copyrightable or not; (vi) all trade names, trademarks, service marks, brand names, certification marks, trade dress and other indications of origin, the goodwill associated with the foregoing and registrations of, and applications in any such jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; (vii) all databases and data collections and all rights therein; (viii) all computer software including all source code, object code, firmware, development tools, files, records and data, and all media on which any of the foregoing is recorded; and (ix) all Web addresses, sites and domain names.

“Legal Proceeding” has the meaning ascribed to it in Section 2.5(d).

“Lien” means any lien, pledge, claim, charge, mortgage, encumbrance or other security interest of any kind, whether arising by Contract or by operation of law.

“LLC Agreement” has the meaning ascribed to it in the recital.

“Membership Interest” has the meaning ascribed to it in the LLC Agreement.

“Nonassignable Contract” has the meaning ascribed to it in Section 5.8.

“Person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity or any Governmental Entity.

“Scheduled Contracts” has the meaning ascribed to it in Section 2.2(c).

“Securities Act” means the Securities Act of 1933, as amended.

“Tax” means: (i) any United States federal, state, local and foreign income, profits, franchise, license, capital, transfer, ad valorem, wage, severance, occupation, import, custom, gross receipts, payroll, sales, employment, use, stamp, alternative or add-on minimum, environmental, withholding and any other tax, duty, assessment or governmental tax charge of any kind whatsoever, imposed or required to be withheld by any taxing authority; (ii) any interest, additions to tax, or penalties applicable or related thereto; and (iii) any amount described in clause (i) or (ii) for which a Person is liable as a successor or transferee, or by Contract, indemnity or otherwise.

“Transfer Taxes” means all transfer, value-added, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest).

ARTICLE 2

ASSET TRANSFER; MEMBERSHIP INTERESTS

Section 2.1 Contribution to BTI. Immediately prior to the contribution contemplated in Section 2.2, BioValve, hereby assigns, transfers, conveys and delivers to BTI, free and clear of all Liens, and BTI hereby acquires from BioValve, all of the right, title and interest of BioValve in and to one (1) percent of the assets, properties, rights and business of BioValve as of the Effective Date to the extent relating to the Device Assets of every kind, nature, type and description, real, personal and mixed, tangible and intangible, wherever located, whether known or unknown, fixed or unfixed, or otherwise, whether or not specifically referred to in this Agreement and whether or not reflected on the books and records of BioValve.

Section 2.2 Contribution of Assets. Except as provided in Section 2.3, as of the Effective Date, and after giving effect to the conveyance set forth in Section 2.1, BioValve and BTI hereby assign, transfer, convey and deliver to the Company free and clear of all Liens (other than Liens resulting from Assumed Liabilities), and the Company acquires from BioValve and BTI, all of the right, title and interest of BioValve and BTI in and to all of the assets, properties, rights and business of BioValve and BTI as of the Effective Date (other than any Excluded Asset) to the extent relating to the Device Assets of every kind, nature, type and description, real, personal and mixed, tangible and intangible, wherever located, whether known or unknown, fixed or unfixed, or otherwise, whether or not specifically referred to in this Agreement and whether or not reflected on the books and records of BioValve or BTI (collectively, the “Contributed Assets”) including the following:

(a) all supplies and inventories, including goods in transit, finished goods, works-in-process, components, raw materials and any other inventory (the “Contributed Inventory”);

(b) all assets, furniture and fixtures (of every kind and nature and description, whether tangible or intangible, real, personal or mixed, in each case to the extent related to the Device Assets) that are physically located on the Effective Date at the premises referenced in Section 4.2 hereof;

(c) the Contracts set forth on Section 2.2(c) of the Disclosure Schedule (the “Scheduled Contracts”) specifying in each case the name of, date of and parties to such Contract and all amendments, modifications and supplements thereto;

(d) all lists, documents, records, written information, product data, manuals, studies, reports, computer files and other computer readable media and any confidential information that has been reduced to writing or electronic form, in each case, to the extent related to the Device Assets;

(e) all rights under express or implied warranties from suppliers and vendors to the extent such rights relate to the Device Assets;

(f) all Intellectual Property Rights and related goodwill;

(g) all rights under any non-disclosure agreements, non-solicitation agreements and non-competition agreements entered into with any parties to the extent related to the Device Assets as set forth in Section 2.2(g) of the Disclosure Schedule;

(h) all prepaid expenses and other deposits to the extent related to the Device Assets;

(i) other than with respect to Taxes, all rights and claims, including refunds, relating to or arising out of the Device Assets; and

(j) all other assets or movable property to the extent related to the Device Assets.

Section 2.3 Excluded Assets. Notwithstanding anything herein to the contrary and for the avoidance of doubt, the parties hereto acknowledge and agree that the following assets, properties, contracts and rights of BioValve or BTI (collectively, the “Excluded Assets”) are not included among the Contributed Assets and are excluded from the contribution contemplated by Section 2.2:

(a) all cash held by BioValve or BTI;

(b) all accounts receivable or notes receivable of BioValve or BTI;

(c) all insurance contracts maintained by or on behalf of BioValve or its Affiliates and all rights thereunder;

(d) all rights of BioValve or BTI under this Agreement;

(e) BioValve’s and BTI’s corporate seals, minute books and other corporate records;

(f) all refunds, rebates, abatements, or credits for Taxes;

(g) all Benefit Plans and the assets thereof;

(h) all claims, rights, benefits and interests arising under or resulting from any Excluded Asset or Excluded Liability;

(i) all shares or other ownership interests held by BioValve or its Affiliates in any Person;

(j) all of the Contracts listed in Section 2.3(j) of the Disclosure Schedule; and

(k) all other assets, properties, contracts and rights of BioValve or BTI to the extent unrelated to the Device Assets, as well as any items listed in Section 2.3(k) of the Disclosure Schedule.

Section 2.4 Assumption of Liabilities. Except as otherwise provided in this Agreement, from and after the Effective Date, the Company shall assume and be liable for the following (and only the following) liabilities and obligations of BioValve or BTI, as applicable: (a) all unpaid ordinary course, trade accounts payable related to the Device Assets (other than payables to Affiliates of BioValve or BTI), listed in Section 2.4(a) of the Disclosure Schedule (the “Assumed Accounts Payable”), (b) the Indebtedness of BioValve or BTI listed in Section 2.4(b) of the Disclosure Schedule and (c) the liabilities and obligations of BioValve or BTI to the extent related to the ownership, use or possession of the Contributed Assets (other than accounts payable that are not Assumed Accounts Payable or Indebtedness not assumed pursuant to the foregoing Section 2.4(b) or liabilities that are Excluded Liabilities) (the liabilities and obligations described in clauses (a) through (c) are referred to collectively as the “Assumed Liabilities”).

Section 2.5 Liabilities Not Assumed by the Company. Notwithstanding anything to the contrary in this Agreement, the Company shall not assume, or in any way be liable or responsible for, any obligations or liabilities of BioValve or BTI, direct or indirect, known or unknown, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise, except for the Assumed Liabilities (the “Excluded Liabilities”), and BioValve and BTI shall hold the Company harmless with respect to the Excluded Liabilities. For the avoidance of doubt, the term Assumed Liabilities does not include Excluded Liabilities. Without limiting the generality of the foregoing, Excluded Liabilities shall include the following obligations and liabilities:

(a) any liability or obligation of BioValve or BTI arising (i) from its failure to perform, or its negligent performance of, its obligations under, or (ii) out of or relating to any breach or claim of breach of a representation, warranty, covenant or agreement of BioValve contained in, any of the Scheduled Contracts that arose prior to the Effective Date;

(b) any liability, obligation or expense of any kind or nature relating to Taxes owed by BioValve or any of its Affiliates (excluding the Company and any subsidiary of the Company but including any contractual liability with respect to Taxes of another Person and any liabilities, obligations and expenses pursuant to any tax sharing agreement, tax indemnification or similar arrangement);

(c) other than as set forth in Section 2.5(c) of the Disclosure Schedule any liability or obligation of BioValve, BTI or otherwise relating to the Device Assets to BioValve or BTI or any of their respective directors, officers, Affiliates or stockholders;

(d) any liability, obligation, cost or expense of BioValve or any of its Affiliates arising out of or relating to any investigation, claim, action, suit, complaint, dispute, audit, demand, litigation or judicial, administrative or arbitration proceeding (collectively, “Legal

Proceeding”) to which the Company, BioValve or BTI is or was a party and that (A) was commenced before the Effective Date and that relates to or arises out of the Device Assets (including, without limitation, the Legal Proceedings listed in Section 2.5(d) of the Disclosure Schedule) or (B) does not relate to or arise out of the Device Assets (regardless of whether such Legal Proceeding is commenced before or after the date hereof) and, in each case, any contingency reserve related thereto;

(e) except to the extent expressly set forth in Section 2.4, any liability or obligation of BioValve or BTI with respect to any Indebtedness, including any accrued interest, fees and any penalties thereon;

(f) except as set forth in Section 2.5(c) of the Disclosure Schedule or Section 4.1 hereof, any liability or obligation of BioValve or BTI to or with respect to directors, officers, employees, former employees, consultants and former consultants and Benefit Plans and other employee and employment-related liabilities, including, without limitation, any liability for severance, incentive, bonus or other compensation, health, welfare and other benefit plans of BioValve;

(g) any accounts payable other than the Assumed Accounts Payable; and

(h) all liabilities and obligations of BioValve or BTI under this Agreement.

Section 2.6 Membership Interests. In consideration of the transfer of the Contributed Assets, (i) BioValve shall receive 99% of all Membership Interests and (ii) BTI shall receive 1% of all Membership Interests.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

Except as otherwise contemplated by this Agreement, the LLC Agreement or the Bridge Loan Agreements, BioValve and BTI each represent and warrant to the Company as follows, as of the Effective Date:

Section 3.1 Contracts. BioValve’s right, title and interest in and to each of the Scheduled Contracts may be assigned to the Company without the consent or approval of any other Person.

Section 3.2 Purchase for Investment. The Membership Interests issued or issuable to each of BioValve and BTI under this Agreement are being acquired for its own account for the purpose of investment. BioValve and BTI will refrain from transferring or otherwise disposing of any of the Membership Interests, or any interest therein, in such manner as to cause the Company to be in violation of the registration requirements of the Securities Act, or applicable state securities or blue sky laws.

Section 3.3 Investment Experience. Each of BioValve and BTI understands that the transactions contemplated by this Agreement involve substantial risk. BioValve and BTI are each an “accredited investor”, as such term is defined in Rule 501(a) of Regulation D under the Securities Act. Without limiting the generality of the foregoing, each of BioValve and BTI has experience as an investor and acknowledges that it is able to fend for itself, can bear the economic risk of its investment in the Membership Interests for an indefinite period of time, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Membership Interests and protecting its own interests in connection with such investment.

Section 3.4 Restricted Securities. Each of BioValve and BTI understands that the Membership Interests are characterized as “restricted securities” under the Securities Act inasmuch as they are being acquired by it in a transaction not involving a public offering, and that the Membership Interests may be resold without registration under the Securities Act only in certain limited circumstances. Each of BioValve and BTI is familiar with and understands the resale limitations imposed by the Securities Act. Each of BioValve and BTI further understands that the Membership Interests (together with any securities that may be issued to BioValve and BTI, respectively, from time to time in respect thereof) are subject to the restrictions on transfer set forth in this Article 3 and the LLC Agreement.

ARTICLE 4

COVENANTS

Section 4.1 Access to Employees. BioValve shall provide the Company access, at cost, the services of its current employees and BioValve shall cause such employees to provide their services to the Company until such time as the Company is able to hire its own personnel to replace the services provided by such employees. BioValve shall deliver to the Company weekly invoices reflecting the cost of such services, which the Company shall promptly pay. The Company shall have the right to, in its reasonable discretion, audit such invoices. Following the completion of such audit, BioValve shall promptly refund to the Company any amounts that were improperly charged to, and paid by, the Company.

Section 4.2 Lease. BioValve shall provide the Company and its personnel, at cost, access to and the use of the premises leased by BioValve and located at 155 Flanders Road, Westborough, MA. BioValve shall deliver to the Company weekly invoices reflecting the cost of such services, which the Company shall promptly pay. The Company shall have the right to, in its reasonable discretion, audit such invoices. Following the completion of such audit, BioValve shall promptly refund to the Company any amounts that were improperly charged to, and paid by, the Company.

Section 4.3 Insurance. BioValve shall use its commercially reasonable efforts to cause to be transferred to the Company, to the extent permitted under the relevant BioValve Insurance Policies and applicable law, any claim, chose in action or other right that BioValve may have to insurance coverage or insurance proceeds under any BioValve Insurance Policy with respect to any loss, liability, claim, damage or expense of or with respect to the Contributed Assets arising out of occurrences prior to the Effective Date (an “Insured Loss”). To the extent such transfer does not occur, upon the request of the Company, BioValve will use its commercially reasonable efforts to promptly assist the Company in tendering claims for any Insured Losses to the applicable insurers under the BioValve Insurance Policies and provide the Company with the proceeds of claims made by or with respect to such Insured Losses subject to the self-insured limits and deductibles under the applicable policy.

Section 4.4 Reimbursement for Certain Legal Expenses. The Company will reimburse BioValve for the reasonable and documented legal fees and expenses that are incurred by BioValve following the date of this Agreement (but excluding any amounts paid in settlement by BioValve, or awarded against BioValve by a court of competent jurisdiction) with respect to the Legal Proceedings listed in Section 2.5(d) of the Disclosure Schedule; provided that such reimbursement shall not exceed $10,000.

ARTICLE 5

MISCELLANEOUS

Section 5.1 Survival. All representations and warranties shall terminate on the date that is eighteen (18) months following the Effective Date. Each covenant or agreement contained in this Agreement shall survive indefinitely.

Section 5.2 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties hereto. Any purported assignment without such consent shall be void. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns.

Section 5.3 Specific Enforcement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law, in equity or otherwise.

Section 5.4 Entire Agreement. This Agreement and the LLC Agreement contain the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both written and oral, with respect to the transactions contemplated thereby.

Section 5.5 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted successors and assigns and nothing herein express or implied shall give or be construed to give to any Person, other than the parties hereto and such successors and assigns, any legal or equitable rights or remedies.

Section 5.6 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.

Section 5.7 Governing Law; Jurisdiction; Venue; Service Of Process; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each party hereto irrevocably submits to the exclusive jurisdiction of (a) the Supreme Court of the State of New York, New York County and (b) the United States District Court for the Southern District of New York for the purposes of any suit, action or other proceeding arising out of this Agreement, any of the other Transaction Agreements or any transaction contemplated hereby and thereby. Each party agrees to commence any action, suit or proceeding relating hereto in the United States District Court for the Southern District of New York or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County. Each party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement, the other Transaction Agreements and the transactions contemplated hereby or thereby in (i) the Supreme Court of the State of New York, New York County or (ii) the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives, and shall not assert by way of motion, defense, or otherwise, in any such Legal Proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Legal Proceeding is brought in an inconvenient forum, that the venue of the Legal Proceeding is improper, or that this Agreement or any other Transaction Agreement may not be enforced in or by any of the above-named courts. Each party irrevocably and unconditionally waives any right to trial by jury with respect to any Legal Proceeding relating to or arising out of this Agreement or any other Transaction Agreement or any of the transactions contemplated hereby or thereby.

Section 5.8 Nonassignable Contracts.

(a) In the event that the transactions contemplated by this Agreement involve the assignment of rights under any contract, agreement, license, claim, or of other rights, assets, or property, which are nonassignable without the consent, authorization or approval of the other party or parties thereto or any other third party (a “Nonassignable Contract”), and such consent, authorization or approval shall not have been obtained by BioValve, prior to the Effective Date, then, notwithstanding anything in this Agreement to the contrary (and without relieving BioValve of any liability or obligation it may have under this Agreement), any such Nonassignable Contract shall not be assigned (except any rights to receive payments thereunder) until all such necessary consents, authorizations and approvals with respect to such Nonassignable Contract shall have been obtained, whereupon BioValve shall, without further consideration, promptly assign or cause the assignment of same to the Company.

(b) Until such time, if any, as all the necessary consents, authorizations and approvals shall have been obtained for the assignment of a Nonassignable Contract, BioValve shall (i) use commercially reasonable efforts, and the Company shall reasonably cooperate therewith, to obtain any such consents and waivers and (ii) shall pay over any amounts received by BioValve after the Effective Date in respect of any Nonassignable Contract, and the Company shall pay over to BioValve any amounts paid, or expenses incurred, by BioValve in performing any Nonassignable Contract after the Effective Date.

Section 5.9 Further Assurances. Each of the parties shall use reasonable commercial efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

[Signature page to follow]

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

BioValve Technologies, Inc.

By:	/s/ Robert R. Gonnelli
	Name:	Robert R. Gonnelli
	Title:	President & CEO

BTI Tech, Inc.

By:	/s/ Robert R. Gonnelli
	Name:	Robert R. Gonnelli
	Title:	President & CEO

Valeritas LLC

By:	/s/ Robert R. Gonnelli
	Name:	Robert R. Gonnelli
	Title:	President & CEO

Exhibit A

Name	Membership Interest

BioValve Technologies, Inc.	99%
BTI Tech, Inc.	1%

DISCLOSURE SCHEDULE

Reference is made to the Formation Agreement dated as of August 22, 2006, by and among BioValve Technologies, Inc., BTI Tech, Inc. and Valeritas LLC (the “Formation Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Formation Agreement.

This Disclosure Schedule is qualified in its entirety by reference to specific provisions of the Formation Agreement, and is not intended to constitute, and shall not be construed as constituting, representations or warranties of BioValve or BTI except as and to the extent provided in the Formation Agreement. Inclusion of information herein shall not be construed as an admission that such information is material to the business, assets, financial condition or results of operations of the businesses taken as a whole.

Matters reflected in this Disclosure Schedule are not necessarily limited to matters required by the Formation Agreement to be reflected in the Disclosure Schedule. Such additional matters are set forth for information purposes and do not necessarily include other matters of a similar nature.

Headings have been inserted on the sections of the Disclosure Schedule for convenience of reference only and shall to no extent have the effect of amending or changing the express description of the sections as set forth in the Formation Agreement. Any fact or item disclosed in any section or subsection of the Disclosure Schedule shall be deemed to be disclosed with regard to any other section or subsection of the Disclosure Schedule, so long as it is reasonably apparent from the face of such disclosure that such disclosure is applicable as an exception to the representation and warranty in such other section or subsection (by cross-reference or otherwise).

1.1 – Intellectual Property Rights

R&G Case #	Patent Number	Allowance Date	Inventor	Title	Ctry

BVTP-P01-002	US 6,406,455 B1	18-Jun-02	Willis et al.	Injection Devices	US

BVTP-P02-002	US 6,960,184	1-Nov-05	Willis et al.	Injection Devices	US

BVTP-PEP-002	1144031	26-Oct-05	Willis et al.	Injection Devices	note #1

BVTP-P01-003	US 6,314,317 B1	6-Nov-01	Willis	Electroactive Pore	US

BVTP-P02-003	US 6,490,483 B1	3-Dec-02	Willis	Electroactive Pore	US

BVTP-PAU-003	767510	26-Feb-04	Willis	Electroactive Pore	Australia

BVTP-PO1-004	US 6,616,627 B2	9-Sep-03	Willis et al.	Needleless Injection Syringe	US

BVTP-PAUI-004	783680	9-Mar-06	Willis et al.	Needleless Injection Syringe	Australia

BVTP-P03-007	pending	pending	Gonnelli et al.	Dermal Drug Injection Systems	US

BVTP-P01-011	US 6,939,324	6-Sep-05	Gonnelli et al.	Fluid Delivery and Measurement Systems and Methods Floating Needle Fluid Delivery Systems	US

BVTP-PO1-029	US 7,027,478	11-Apr-06	Ackley	Microneedle Array Systems to align and form optical components	US

BVTP-P01-506	US 6,503,231 B1	7-Jan-03	Prausnitz et al.	Microneedle Device for Transport of Molecules Across Tissue	US

BVTP-PO2-506	US 6,334,856 B1	1-Jan-02	Prausnitz et al.	Microneedle Devices and Methods of Manufacture and use Thereof	US

BVTP-PCA-506	2330207	30-Aug-05	Prausnitz et al.	Microneedle Devices and Methods of Manufacture and use Thereof	Canada

BVTP-PAU-506	767122	18-Sep-03	Prausnitz et al.	Microneedle Devices and Methods of Manufacture and use Thereof	Australia

BVTP-PO1-538	US 6,611,707 B1	26-Aug-03	Prausnitz et al.	Microneedle Drug Delivery Device	US

BVTP-PO1-592	US 6,743,211 B1	1-Jun-04	Prausnitz et al.	Devices and Methods for Enhanced Microneedle Penetration of Biological Barriers	US

BVTP-PEP-003	In process	7-Apr-06	Willis	Electroactive Pore	EU

Note 1 - Austria, Belgium, France, Germany, Luxembourg, UK

R&G Case #	Patent Application	Filed	Inventor	Title	Ctry

BVTP-PO3-002	11/063,500	22-Feb-05	Willis et al.	Injection Devices	US

BVTP-PWO-002	US99/30172	17-Dec-99	Willis et al.	Injection Devices	PCT

BVTP-PO3-003	10/306,767	26-Nov-02	Willis	Electroactive Pore	US

BVTP-PWO-003	US00/04273	18-Feb-00	Willis	Electroactive Pore	PCT

BVTP-PJP-003	2000-599456	18-Feb-00	Willis	Electroactive Pore	Japan

BVTP-PIL-003	144948	18-Feb-00	Willis	Electroactive Pore	Israel

BVTP-PHK-003	2102212.6	18-Feb-00	Willis	Electroactive Pore	Hong Kong

BVTP-PCA-003	2362814	18-Feb-00	Willis	Electroactive Pore	Canada

BVTP-P02-004	10/658,116	8-Sep-03	Willis et al.	Needleless Injection Syringe	US

BVTP-PW0-004	US01/00346	4-Jan-01	Willis et al.	Needleless Injection Syringe	PCT

BVTP-PEP-004	1908589.3	4-Jan-01	Willis et al.	Needleless Injection Syringe	EU

BVTP-PCA-004	2396569	4-Jan-01	Willis et al.	Needleless Injection Syringe	Canada

BVTP-PA1-004	2006200790	28-Feb-06	Willis et al.	Needleless Injection Syringe	Australia

BVTP-PO1-007	10/001,002	14-Nov-01	Gonnelli et al.	Dermal Drug Injection Systems	US

BVTP-PO2-007	09/999,549	30-Nov-01	Gonnelli et al.	Dermal Drug Injection Systems	US

BVTP-PWO-007	US01/46029	30-Nov-01	Gonnelli et al.	Dermal Drug Injection Systems	PCT

BVTP-PKR-007	2003-7007279	30-Nov-01	Gonnelli et al.	Dermal Drug Injection Systems	Korea

BVTP-PJP-007	2002-552611	30-Nov-01	Gonnelli et al.	Dermal Drug Injection Systems	Japan

BVTP-PEP-007	01994145.9	30-Nov-01	Gonnelli et al.	Dermal Drug Injection Systems	EU

BVTP-PCA-007	2430499	30-Nov-01	Gonnelli et al.	Dermal Drug Injection Systems	Canada

R&G Case #	Patent Application	Filed	Inventor	Title	Ctry

BVTP-PAU-007	2002246572	30-Nov-01	Gonnelli et al.	Dermal Drug Injection Systems	Australia

BVTP-PO2-011	11/219944	6-Sep-05	Gonnelli et al.	Fluid Delivery and Measurement Systems and Methods Floating Needle Fluid Delivery Systems	US

BVTP-PWO-011	US01/46028	30-Nov-01	Gonnelli et al.	Fluid Delivery and Measurement Systems and Methods Floating Needle Fluid Delivery Systems	PCT

BVTP-PEP-011	01988242.2	30-Nov-01	Gonnelli et al.	Fluid Delivery and Measurement Systems and Methods Floating Needle Fluid Delivery Systems	EU

BVTP-PCA-011	2430590	30-Nov-01	Gonnelli et al.	Fluid Delivery and Measurement Systems and Methods Floating Needle Fluid Delivery Systems	Canada

BVTP-PO1-023	10/251,480	19-Sep-02	Gonnelli	Microneedle, Microneedle arrays, and systems and methods relating to same	US

BVTP-PO1-025	10/252,739	23-Sep-02	Gonnelli	Gas Pressure Actuated Microneedle Arrays, and Systems and methods relating to same	US

BVTP-PWO-025	US02/30117	23-Sep-02	Gonnelli	Gas Pressure Actuated Microneedle Arrays, and Systems and methods relating to same	PCT

BVTP-PEP-025	2766341.8	23-Sep-02	Gonnelli	Gas Pressure Actuated Microneedle Arrays, and Systems and methods relating to same	EU

BVTP-PCA-025	2499838	23-Sep-02	Gonnelli	Gas Pressure Actuated Microneedle Arrays, and Systems and methods relating to same	Canada

BVTP-PO1-027	09/747,768	22-Dec-00	Ackley	Stacked Microneedle Systems	US

BVTP-PWO-027	US00/35144	22-Dec-00	Ackley	Stacked Microneedle Systems	PCT

BVTP-PEP-027	00990324.6	22-Dec-00	Ackley	Stacked Microneedle Systems	EU

BVTP-PCA-027	2396767	22-Dec-00	Ackley	Stacked Microneedle Systems	Canada

BVTP-PA1-027	2005222551	22-Dec-00	Ackley	Stacked Microneedle Systems	Australia

BVTP-P02-028	10/412,384	11-Apr-03	Ackley	Microneedle Adapter	US

BVTP-PW0-028	US01/46845	8-Nov-01	Ackley	Microneedle Adapter	PCT

R&G Case #	Patent Application	Filed	Inventor	Title	Ctry

BVTP-PWO-029	US01/49797	20-Dec-01	Ackley	Microneedle Array Systems to align and form optical components	PCT

BVTP-P01-030	10/260,711	30-Sep-02	Gonnelli	Switchable Microneedle Arrays and Systems and Methods relating to same	US

BVTP-PWO-030	US02/30993	30-Sep-02	Gonnelli	Switchable Microneedle Arrays and Systems and Methods relating to same	PCT

BVTP-PEP-030	02780401.2	30-Sep-02	Gonnelli	Switchable Microneedle Arrays and Systems and Methods relating to same	EU

BVTP-PCA-030	2500452	30-Sep-02	Gonnelli	Switchable Microneedle Arrays and Systems and Methods relating to same	Canada

BVTP-P02-032	10/993,927	19-Nov-04	Gonnelli	Microneedle with Membrane	US

BVTP-PWO-032	US02/31153	30-Sep-02	Gonnelli	Microneedle with Membrane	PCT

BVTP-PEP-032	02773681.8	30-Sep-02	Gonnelli	Microneedle with Membrane	EU

BVTP-PCA-032	2500453	30-Sep-02	Gonnelli	Microneedle with Membrane	Canada

BVTP-P01-034	10/681,777	7-Oct-03	Gonnelli et al.	Microneedle Array Patch	US

BVTP-PEP-034	03808167.5	7-Oct-03	Gonnelli et al.	Microneedle Array Patch	EU

BVTP-PWO-034	US03/31847	7-Oct-03	Gonnelli et al.	Microneedle Array Patch	PCT

BVTP- P01-035	10/831,354	23-Apr-04	Gonnelli et al.	Hydraulically Actuated Pump for Long Duration Medicament Administration	US

BVTP-PWO-035	US04/12797	23-Apr-04	Gonnelli et al.	Hydraulically Actuated Pump for Long Duration Medicament Administration	PCT

BVTP-PEP-035	04760179.4	23-Apr-04	Gonnelli et al.	Hydraulically Actuated Pump for Long Duration Medicament Administration	EU

BVTP-PJP-035	2006-513327	23-Apr-04	Gonnelli et al.	Hydraulically Actuated Pump for Long Duration Medicament Administration	Japan

R&G Case #	Patent Application	Filed	Inventor	Title	Ctry

BVTP-PCA-035	2523267	23-Apr-04	Gonnelli et al.	Hydraulically Actuated Pump for Long Duration Medicament Administration	Canada

BVTP-PAU-035	2004232858	23-Apr-04	Gonnelli et al.	Hydraulically Actuated Pump for Long Duration Medicament Administration	Australia

BVTP-P01-037	11/198024	5-Aug-05	McAllister	Methods and Devices for Delivering Agents Across Biological Barriers	US

BVTP-P01-038	11/175990	5-Jul-05	Gonnelli	Methods and Devices for Delivering GLP-1 and Uses Thereof	US

BVTP-PWO-038	US05/023818	5-Jul-05	Gonnelli	Methods and Devices for Delivering GLP-1 and Uses Thereof	PCT

BVTP-P03-506	09/372,197	11-Aug-99	Prausnitz et al.	Microneedle Device for Transport of Molecules Across Tissue	US

BVTP-P04-506	10/010,723	6-Dec-01	Prausnitz et al.	Microneedle Devices and Methods of Manufacture and use Thereof	US

BVTP-PWO-506	US99/13226	10-Jun-99	Prausnitz et al.	Microneedle Devices and Methods of Manufacture and use Thereof	PCT

BVTP-PJP-506	2000-553570	10-Jun-99	Prausnitz et al.	Microneedle Devices and Methods of Manufacture and use Thereof	Japan

BVTP-PEP-506	99928580.2	10-Jun-99	Prausnitz et al.	Microneedle Devices and Methods of Manufacture and use Thereof	EU

BVTP-PC1-506	2510389	10-Jun-99	Prausnitz et al.	Microneedle Devices and Methods of Manufacture and use Thereof	Canada

BVTP-PA1-506	2004200303	10-Jun-99	Prausnitz et al.	Microneedle Devices and Methods of Manufacture and use Thereof	Australia

BVTP-Po2-538	10/454,973	4-Jun-03	Prausnitz et al.	Microneedle Drug Delivery Device	US

R&G Case #	Patent Application	Filed	Inventor	Title	Ctry

BVTP-P01-539	09/453,109	2-Dec-99	Prausnitz et al.	Microneedle device for Extraction and Sensing of Bodily Fluids	US

BVTP-P01-590	10/023,259	14-Dec-01	Park et al.	Microneedle Devices and Production Thereof	US

BVTP-PWO-590	US01/49018	14-Dec-01	Park et al.	Microneedle Devices and Production Thereof	PCT

BVTP-PEP-590	01270134.8	14-Dec-01	Park et al.	Microneedle Devices and Production Thereof	EU

BVTP-PAU-590	2002253812	14-Dec-01	Park et al.	Microneedle Devices and Production Thereof	Australia

BVTP-P02-592	10/856,691	28-May-04	Prausnitz et al.	Devices and Methods for Enhanced Microneedle Penetration of Biological Barriers	US

BVTP-PWO-592	US00/15312	2-Jun-00	Prausnitz et al.	Devices and Methods for Enhanced Microneedle Penetration of Biological Barriers	PCT

BVTP-PEP-592	00939538.5	2-Jun-00	Prausnitz et al.	Devices and Methods for Enhanced Microneedle Penetration of Biological Barriers	EU

BVTP-PCA-592	2376128	2-Jun-00	Prausnitz et al.	Devices and Methods for Enhanced Microneedle Penetration of Biological Barriers	Canada

BVTP-PA1-592	2005200910	2-Jun-00	Prausnitz et al.	Devices and Methods for Enhanced Microneedle Penetration of Biological Barriers	Australia

BVTP-P01-593	10/861,244	4-Jun-04	Wang et al.	Drilling Microneedle Device	US

BVTP-PWO-593	US04/017850	4-Jun-04	Wang et al.	Drilling Microneedle Device	PCT

BVTP-PEP-593	04754457.2	4-Jun-04	Wang et al.	Drilling Microneedle Device	EU

BVTP-PAU-593	2004251699	4-Jun-04	Wang et al.	Drilling Microneedle Device	Australia

BVTP-P60-1000	pending	30-Mar-06	Gonnelli et al.	Dual-Cartridge Fluid Delivery System	US

2.2(c) – Scheduled Contracts.

Partner	Date	Description
Centocor, Inc.	December 31, 2003	Centocor to evaluate the use of BioValve’s needle free injection devices in certain biologic pharmaceutical products.

Georgia Tech Research Corp. and Redeon, Inc.	March 23,1999	Georgia Tech Research grants to Redeon an exclusive nontransferable license with a right to sub-license technology pertaining to “Microneedle Device for Transport of Molecules Across Tissue.” Redeon was subsequently purchased by BioValve Technologies Inc.

Taming of the Shrewsbury LLC	June 2, 2006	Letter of Intent regarding possible lease of property located at 800 Boston Turnpike, Shrewsbury, MA for a period of ten (10) years and three (3) months effective November 1, 2006.

Purchase Orders

Vendor Name	PO #	PO Total	Outstanding Balance
Polymer Conversions	112666	$5,065.00	$150.00
DA/PRO Rubber	112674	$5,235.00	$4,400.00
CiDRA Precision Services	112691	$7,740.00	$1,962.09
McMaster-Carr	112526	$527.24	$527.24
Steris	112706	$715.00	$715.00
Omega Engineering	112756	$375.00	$375.00
Boston Analytical	112790	$18,000.00	$18,000.00
Kimble Glass	112791	$5,000.00	$5,000.00
Endevco Corp	112802	$220.00	$220.00
Integra Companies	112808	$63.95	$63.95
Acro Associates	112811	$339.00	$339.00
MSC Industrial	112821	$154.71	$154.71
Electron Technologies Corp	112822	$375.00	$375.00
		$43,809.90	$32,281.99

510(k) Filings

BioValve has three regulatory filings. One for Mini-Ject, one for the h-Patch and one for Mini-Ject IFU. All are 510(k) submissions and are cleared by the FDA. Clinical studies are not required for 510(k) approvals but these submissions contained reports of clinical studies.

BioValve Mini-Ject Needlefree Injection System 510(k) filing #K032976

This submission contains the summary from one clinical study titled “Study to Compare Comfort of a Novel Needle-free Injection System with Conventional Needle and Syringe”.

Study Protocol BTI/ Miniject 2K3-01 was conducted under Western IRB # P957954389. The 510 (k) approval was granted April 16 2004.

BioValve Insulin Delivery System (BIDS) 510(k) filing #K050971

This submission contains the clinical report titled “A Pilot Study Investigating the Pharmacodynamic Profile of Insulin Aspart, Administered Subcutaneously Via a Basal/Bolus Insulin Delivery System During a 3-day In-Patient and 4-Day Outpatient Period in Patients with Type 2 Diabetes Mellitus on Lantus With or Without Oral Antidiabetic Therapy”.

Study Protocol BTI BIDS 2004-01 was conducted at Profil Institute in Germany.

No changes have been made to the Instructions for Use since the approval August 16, 2005.

BioValve Mini-Ject Needlefree Injection System 510K filing # K051985

This filing was a Special 510(k) which covers a modification to the “Instructions For Use for the Mini-Ject” for clarification and updating. The change was made to the label contraindication section that was approved by the FDA August 17, 2005.

2.2(g) – Rights under any non-disclosure agreements, non-solicitation agreements and non-competition agreements

See items listed in Section 2.2(c) of the Disclosure Schedule.

2.3(j) Excluded Contracts

•	National Institute of Mental Health (“NIMH”) SBIR Grant 9R44MH73359-03 granted March 3rd 2005.

•	License Agreement with the University of North Carolina and Purdue Research Foundation assigning rights to certain technologies relating to Dopamine Receptor Ligands.

•	NIMH together with Yale University and Columbia University to undertake research in DAR 100A for treatment of schizophrenia. Agreement being negotiated.

•	NIMH together with Treatment Units for Research on Neurocognition and Schizophrenia (TURNS) (Harvard University and Washington University, undertake research for treatment of schizophrenia. Agreement being negotiated.

2.3(k) Excluded Assets

Any rights related to:

•	Any Intellectual Property relating to the DarPharma Compounds Portfolio.

•	Any drug compound Dar 100, Dar 100 A.

•	Any synthesized analogs and active molecules from the DarPharma Compounds.

•	The draft agreement between BioValve and Dr. Seymour Fein relating to the low level use of Desmopressin to aid in the control of Nocturia and other urinary conditions.

Excluded Assets

Ramsey Office

Number	Description
1	Acer 15” Plasma Screen
1	Dell Docking Station
1	Dell Latitude D600 Laptop Computer
1	Mac G5 Desktop Computer
1	Mac 21” Plasma Screen
1	i-Mac 20” Computer
1	HP 240 All-in-One Printer
1	HP 3550 Printer and wireless network
1	Canon D860 Copier
1	Brother Intellifax 2820
1	Executive Machine Shredder
5	ATT Phones
1	Motorola SB V1250 Cable Modem
1	Mac Airport Extreme Router A1034
1	GE Water Cooler
1	Sharp Carousel Microwave
1	Cusinart Coffee Maker
5	Global Horizontal Filing Cabinets
5	Steelcase Desks
4	Steelcase Credenzas
6	Office Star Swivel Desk Chairs
8	Office Star Guest Chairs
1	Boardroom Table
10	Boardroom Chairs
1	Boardroom Credenza
1	Framed Whiteboard
2	Boardroom Partition Screens
2	8 ft. cubicles with built in desks and cupboards.
1	Small Conference Table
4	Chairs
1	Vacuum
1	5-Drawer Yawnee Erbe File Cabinet
2	5-Drawer Steelcase Horizontal File Cabinets
3	Bookshelves
12	Potted Plants

Westborough

Number	Description	Model No.	Serial No.
1	Varian ProStar HPLC Column Valve Module	320	560
1	Varian ProStar HPLC Solvent Delivery Module	210	1114
1	Varian ProStar HPLC Solvent Delivery Module	210	1116
1	Varian ProStar HPLC UV VIS Detector	500	134
1	VWR Thermo -80° C Freezer	5416	802199
1	Amana Refrigerator	DRB2101A	11306610AC
1	Metler Balance	AG245	1117461638
1	NuAire CO2 Incubator	NU5500	15358092500
1	Forma Scientific Incubator	3158	30861-2272
1	DuPont Sorvall Refrigerated High Speed Centrifuge	RC-5B	-
1	Forma Scientific Class IIA/B3 Biological Safety Cabinet	1184	14486-269
1	Packard Top Count NXT Microplate Scintillation and Luminescence Counter	C990600	428654
1	Packard Top Count NXT Microplate Scintillation and Luminescence Counter Base	A7401279	-
1	Jouan Centrifuge	CR4-22	49311011
1	Packard Multiprobe Liex Robotic Liquid Handling System	AMP11E1	A28655
1	Scotsman Ice Cooler	AFE400A-1A	564246-09D
1	Perkin Elmer GeneAmp	PCR9600	N15115
1	Metler Balance	AG 204
1	Metler Top Loading Balance	PG2002-5
1	Edwards Vacuum Pump	RV5	027254982
1	VWR Vacuum Oven	1400E	1203501
1	Turner BioSystems Fluorometer	Modulus	PP#1
1	Motic Digital Microscope	DM 143	-
1	Cavro Syringe Pump	XLP 6000	XLP 0508231604
1	DryVac System	-	-
1	4X4 Cimaric Stirrer	-	-
1 set	Balance Standards 2100g to 0.01g	-	-
1	RV2 Stage w/LN Cord	-	-
1	7X7 Cimaric Stirrer	-	-
1	Rotary Evaporator	-	-
1	Recirculating Water Aspirator	-	-
1	Marble Balance Slab	-	-
1	Tank Dolly	-	-

1	Hydrogenation Apparatus	-	-
1	HPLC System	-	-
1	ph Meter	-	-
1	Chiracel System	-	-
79 feet	VWR Lab Casework and Epoxy Table Tops	-	-
1	VWR 6” Fume Hood with Fan	-	-
1	VWR Oven	13506FM	1000799
1	VWR Refrigerator	-	-
1	Kenmore Freezer	-	-
1	Thermolyne Furnace	FB1415M	1.049E+12
1	Branson Ultrasonic Cleaner	1510R	RKB0503848100
1	Metler Balance	AG 245	119130501
1	YSI Glucose Analyzer	2300D	01G0908AA
1	OHAUS Balance	E12140	F0541120072983
1	Dell Computer and Monitor for Lab	-	-
1	Medica Ion Analyzer	Easylyte	19863ANKC
1	Barnstead Nanopure Diamond	D11901	1190010113360
1	National Glassware Washer	MLW661E	80947
1	National Oven	NL141D	80826
1	Geltinge Castle Autoclave	133LS	99J60370
Several	Microneedle Sheets	-	-
Several	Microneedles on Reels	-	-
Several	Microneedle Launcher Prototypes	-	-
1	Canon Copier	NP6050	NDK19924
1	Minolta Color Laser Printer	QMSMC 2200	90251968
20	Desk and Side Chairs	-	-
24 feet	VWR lab casework and epoxy table tops.	-	-
3	Desktop computers and monitors	-	-
8	Small bags of vials containing drug compound and or cell lines (stored in the freezer)
17g	Dar100	Lot#911.H.94.505	-
200g	Dar 200A	Lot#01DAR09-01 (DR-05-522)-18	-
2	1 kg. batches of DAR 100A	-	-

2.4(a) Assumed Accounts Payable

See attached list of Accounts Payable.

BioValve Technologies Inc.

A/P Aging Summary

As of August 22, 2006

101 Investment Corp.	10,000.00
Acme Dry Ice Co.	204.00
American Medical Instruments, Inc.	-1,465.45
Apple Rubber Products Inc.	-7.00
Applied Technical Services, Inc.	236.75
Aquawave of New England, LLC	84.00
AT Conference	229.85
Auto-Form	-1,500.00
AXIS, Inc.	360.00
Barnes & Thornburg	30,767.38
Boston Analytical Inc.	13,651.00
C-Axis Inc.	-109.42
Cablevision	-159.90
Cintas Corporation	396.67
Cintas Corporation - 15050	255.78
CNF Pharma LLC	4,962.00
Coffee Pause	250.95
CT Corporation System	72.00
Drummond Scientific Company	978.88
EFD, Inc.	-57.38
Electron Technologies Corp.	388.44
Evan Fray-Witzer	5,580.00
Flanders 155 LLC	1,060.33
Guardian	-8,581.98
Hayes Instrument Service	561.00
lntrex.Net	180.00
Jesse Segovia	2,750.00
KNF&T, Inc.	738.75
Lampin Corporation	218.58
McMaster-Carr Supply Co.	1,088.77
MSC	253.10
MW Industries	847.00
National Facility Services	1,045.00
Omega Engineering, Inc.	386.10
Palladium Networks, Inc.	496.10
PharmaBooks Ltd.	2,439.00
Poland Spring	21.18
Precision Electronic Glass, Inc.	1,599.12
Primus	66.45
Primus - 201-818-1724	46.17
Pro Source	11,700.00
PSE&G	21.67
Raines International	35,805.00
RDS Machine, Inc.	853.45
Rockland Electric Company	319.93
Roger’s General Machining, Inc.	-519.50
Ropes & Gray	185,736.70
Sensor System Solutions, Inc.	50.00
SG&W	500.00
Staples Business Advantage	571.85
Strategic Research Institute	10,000.00
The Hartford	632.00
TM Electronics, Inc.	500.00
Verizon- 2300	742.53
Verizon- 9500
Verizon - 201-825-8882	561.62
Verizon Online	101.17
Verizon Wireless	792.33

BioValve Technologies Inc.

A/P Aging Summary

As of August 22, 2006

Verizon Wireless - 108362196	866.68
VWR Scientific Products	70,000.00
W. B. Mason Company Inc.	94.07
Wilman Perez	715.50
Z-Tech Associates	1,170.00

TOTAL	391,548.22

“Any accounts payable of BioValve which are the responsibility of the Company pursuant to Section 5.17(b) of the Contribution Agreement, to be entered into, by and among BioValve, BTI, the Company and Paramount Acquisition Corp.”

2.4(b) Assumed Indebtedness

Promissory Note, dated as of July 15, 2006, in the principal amount of $300,000, by BioValve in favor of Robert Gonnelli.

Promissory Note, dated as of August 15, 2006, in the principal amount of $300,000, by BioValve in favor of Elizabeth Gordon.

Promissory Note, dated as of June 20, 2006, in the principal amount of $300,000, by BioValve in favor of Peter Raia.

Promissory Note, dated as of August 17, 2006, in the principal amount of $100,000, by BioValve in favor of Robert Gonnelli.

2.5 (c) Liabilities

See items list in Section 2.4(b) of the Disclosure Schedule.

2.5 (d) – Legal Proceedings

Manta Product Development v. BioValve

Complaint: Manta Product Development, Inc seeks to recover from BioValve for labor, services and materials rendered by Manta and provided to BioValve. Manta is claiming $36,318.23 plus 18% contract interest, attorney’s fees and costs.

Hunter Partners Inc. v BioValve and Robert Gonnelli.

Complaint: Hunter Partners were retained to search for a candidate for the position of Vice President R&D at BioValve. BioValve terminated the search but Hunter Partners claims BioValve employed a candidate presented by them and is owed $22,500 from the retained search for a VP of R&D, $50,000 for the placement of Mark Lewis and $2,093.53 for out of pocket expenses (totaling $74,593.53).